CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated September 28, 2011 on Global Equity Long/Short Master Fund which is included in Amendment No. 3 to the Registration Statement (Form N-2 No. 811-22459).

/s/ Ernst & Young LLP

Raleigh, North Carolina
September 30, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report dated August 26, 2011, with respect to the Morgan Creek Opportunity Offshore Fund, Ltd., in Amendment No. 3 to the Registration Statement (Form N-2 No. 811-22459) and related Prospectus of Global Equity Long/Short Master Fund.

/s/ Ernst & Young Ltd.

Grand Cayman, Cayman Islands
September 30, 2011